As filed with the Securities and Exchange Commission on April 28, 2003

                                                  1940 Act File No. 811-07951





                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM N-1A


                          REGISTRATION STATEMENT UNDER
                     THE INVESTMENT COMPANY ACT OF 1940 [   ]

                             Amendment No. 1            [ X ]

                        Catholic Values Investment Trust
                        --------------------------------
               (Exact Name of Registrant as Specified in Charter)


                       255 State Street, Boston, MA 02109
                      ------------------------------------
                    (Address of Principal Executive Offices)


                                 (617) 482-8260
                                 --------------
               (Registrant's Telephone Number including Area Code)



                                 Alan R. Dynner
                  255 State Street, Boston, Massachusetts 02109
                ------------------------------------------------
                     (Name and address of agent for service)

                                     PART A

Responses to Items 1, 2,3,5 and 9 have been omitted pursuant to Paragraph B2.(b) of the General Instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies and Related Risks
        ------------------------------------------------------------------------

         (a)  Investment Objectives

         Catholic Values Investment Trust Equity Fund (the "Fund") is the sole series of Catholic Values Investment Trust (the "Registrant" or the "Trust").

         The Fund seeks long-term growth of capital and reasonable current income from investments consistent with the core values of the Catholic Church. Reasonable income means the income that can be achieved from an equity portfolio. The Fund's objective may be changed by the trustees without shareholder approval.

         (b)  Implementation of Investment Objectives

         Under normal circumstances, the Fund invests at least 80% of its net assets in the equity securities of well-established companies. These securities are included on the quality oriented Approved Wright Investment Lists (AWILs). Up to 30% of the Fund's investments may be in foreign securities or American Depositary Receipts (ADRs). ADRs represent interests in an underlying security.

         Using a bottom-up fundamental approach, Wright evaluates a company's recent valuation and price/earnings momentum to determine whether it presents the best value in terms of current price, and current and forecasted earnings. The investment process at Wright is directed and controlled by an investment committee of experienced analysts. The committee's selection suggestions are reviewed by the Catholic Advisory Board.

         Typically, the Fund sells an individual security when it no longer meets Wright's investment criteria or the Catholic Advisory Board's religious criteria.

         For temporary defensive purposes, the Fund may hold cash or invest without limit in short-term debt securities. Although the Fund would do this to reduce losses, defensive investments may conflict or hurt the fund's efforts to achieve its objective.

         (c)  Risks

         The Catholic Advisory Board has sole discretion in determining which companies meet the fund's religious criteria. When a company violates core Catholic teachings, the board asks Wright to remove it from the portfolio. This policy may lead to the sale of a security at a disadvantageous time causing a loss to the Fund or adverse tax consequences.

         Because the Fund only considers securities that meet its investment and religious criteria, the Fund's return may be lower than if the Fund considered only investment criteria when selecting investments.

         In addition to market and management risk, there are risks associated with investing in foreign countries. These include currency risk (changes in foreign currency rates reducing the value of the fund's assets), seizure, expropriation or nationalization of a company's assets, and the impact of political, social or diplomatic events. If an ADR is not sponsored by the issuer of the underlying security, there may be reduced access to information about the issuer.

Item 6.  Management, Organization, and Capital Structure

         (a)  Management

         The Registrant is an open-end management investment company organized as a Massachusetts business trust and currently has one series, Catholic Values Investment Trust Equity Fund, which has two classes of shares outstanding. The Fund is a diversified fund.

         Wright Investors' Service, Inc., the investment adviser, manages the fund's investments. Wright is located at 440 Wheelers Farms Road, Milford, CT 06460.

         For the year ended December 31, 2002, the effective annual advisory fee rate was 0.75%. To reduce the net loss of the fund, $109,500 of the Fund's expenses were allocated to the investment adviser and the adviser waived $526 of its fee. In addition, the investment adviser agreed to reimburse $1,286 and $1,498 of the Institutional Service share class and Individual share class expenses, respectively. The Fund has an independent Catholic Advisory Board which consults with the investment adviser. The Fund also has entered into an Administration Agreement with Eaton Vance Management (Eaton Vance) under which Eaton Vance is responsible for managing the business affairs of the fund and is compensated based upon a percentage of average daily net assets which rate is adjusted as average daily net assets exceed certain levels. For the year ended December 31, 2002, the effective annual rate of administration fees paid to Eaton Vance was 0.07%.

         An investment committee of senior officers controls the investment selections, policies and procedures of the fund. These officers are all experienced analysts with different areas of expertise and over 195 years of combined service with Wright. The investment committee consists of the following members:

Committee Member                   Title                                                        Joined Wright in
------------------                 -------                                                      -----------------
Peter M. Donovan, CFA              Chairman and Chief Executive Officer                                1966
                                   Chairman of the Investment Committee
Judith R. Corchard                 Executive Vice President - Investment Management                    1960
                                   Senior Investment Officer
Jatin J. Mehta, CFA                Executive Vice President                                            1969
Michael F. Flament, CFA            Senior Vice President - Investment and Economic Analysis            1972
James P. Fields, CFA               Senior Vice President - Fixed Income Investments                    1982
Amit S. Khandwala                  Senior Vice President - International Investments                   1986
Stanley Kirtman                    Executive Vice President - Equities                                 2002
Charles T. Simko, Jr., CFA         Senior Vice President - Investment Research                         1985
Anthony van Daalen, CFA            Senior Vice President - Fixed Income Investments                    2002


         The fund's proposed portfolio and any subsequent additions are reviewed by the Catholic Advisory Board ensuring that the companies offer products and services and undertake activities that are consistent with the core teachings of the Catholic Church.

         The Catholic Advisory Board is comprised of lay members familiar with the basic tenets and core teachings of the Roman Catholic Church. The Catholic Advisory Board identifies companies whose products, services and/or activities are substantially consistent with the core Catholic Church teachings, based on the best publicly available information obtained by Wright and information received from shareholders and other interested sources. Its members are guided by the magisterium of the Catholic Church and seek the counsel and advice of ecclesiastics in determining which companies meet the fund's religious criteria.

         The Catholic Advisory Board reviews the investments selected by Wright. The members of the Catholic Advisory Board are:

         Board Member              Title
         -------------             ------
         Thomas P. Melady          Chairman of the Advisory Board, Former U.S.
                                   Ambassador to the Holy See, Uganda and
                                   Burundi, President Emeritus of Sacred Heart
                                   University
         Margaret M. Heckler       Former U.S.Representative from Massachusetts
                                   10th district,former Secretary of Health and
                                   Human Services, former Ambassador to Ireland
         Timothy J. May            Senior Partner, Patton Boggs, LLP
         Walter R. Miller          Executive Director, Wright Investors' Service
         Alfred E. Smith IV        Managing Director, Hunter Specialists, LLC
         William A. Wilson         Former (and first) U.S. Ambassador to the
                                   Holy See

         (b)  Not applicable

Item 7.  Shareholder Information

         (a)      Pricing of Fund Shares

         The price for each share class is determined by adding the value of the fund's cash and other assets attributable to that class, deducting liabilities, and then dividing that amount by the total number of shares outstanding for that class.

         The NAV is calculated for each class at the close of regular trading of the New York Stock Exchange (normally 4:00 p.m. New York time) each day the Exchange is open. It is not calculated on days the Exchange is closed. The price for a purchase or redemption of fund shares is the next NAV calculated after your order is received. The NAV for each class can differ.

         When the Fund calculates its NAV it values its portfolio securities at the last current sales price on the market where the security is normally traded or, in the case of securities traded on the NASDAQ National Market, the NASDAQ Official Closing Price. Securities that cannot be valued at these prices will be valued by Wright at fair value in accordance with procedures adopted by the trustees. For example, this may happen when an event occurs that affects the value of a security at a time it is not trading, such as during a weekend, or after the close of the Exchange, or if the security is illiquid.

         Foreign securities may trade during hours and on days that the Exchange is closed and the fund's NAV is not calculated.

         (b) Purchase of Fund Shares

         At a meeting held on March 13, 2003 the Trustees of Catholic Values Investment Trust approved an Agreement and Plan of Reorganization pursuant to which shareholders of the Fund would become shareholders of the Catholic Equity Fund a series of The Catholic Fund, Inc. The reorganization is subject to approval of the Fund's shareholders at a Special Meeting of Shareholders to be held on May 21, 2003. Shares of the Fund are no longer available for purchase.

         (c) Redemption of Fund Shares

         Shares of the fund may be redeemed on any business day at that day's net asset value per share (NAV), adjusted for any deferred sales charge.

         Redemption requests received in "proper form" before 4:00 p.m. Eastern time will be processed at that day's NAV. "Proper form" means that the Fund or its agent has received your request, all shares are paid for, and all documentation along with any required signature guarantee, are included. The Fund normally pays redemption proceeds by check within one business day to the address of record. Payment will be by wire or ACH transaction if you specified this option on your account application.

         The funds reserve the right to suspend the redemption of fund shares when:

         o the securities markets are closed
         o trading is restricted for any reason
         o an emergency exists, and disposal of securities owned by a fund is not reasonably practicable
         o a fund cannot fairly  determine the value of its net assets
         o the Securities and Exchange Commission permits the suspension of the right of redemption or postpones the date of payment of a redemption.

         Although the Fund expects to pay redemption proceeds in cash it reserves the right to redeem shares in-kind giving the shareholder readily marketable portfolio securities instead of cash.

         Shares of the Fund may be exchanged for shares of the same class of other Wright Funds. The exchange of shares results in the sale of the Fund's shares and the purchase of another Fund's shares. An exchange results in a gain or loss and is therefore a taxable event.

         (d) Dividends and Distributions

         Distributions from net investment income are paid at least semi-annually and distributions from net realized capital gains are paid at least annually. These distributions are paid in shares of the Fund computed at net asset value, subject to an option to each shareholder to elect to be paid in cash.

         (e) Tax Consequence

         Since the Fund intends to distribute substantially all of its net investment income and net realized long-term capital gains to shareholders, it is not expected that the Fund will be required to pay any federal income taxes on such income and capital gains. However, shareholders of the Fund normally will have to pay federal income taxes and any state or local taxes, on any such distributions from investment income.

         After the end of each calendar year, each shareholder receives information for tax purposes regarding the distributions paid during the year and the amount of any distributions eligible for the dividends received deduction for corporations.

Item 8.  Distribution Arrangements

         (a) Sales Loads

         Individual class shares redeemed within the first year after purchase may pay a contingent deferred sales charge of 1% deducted from the redemption proceeds. This charge will be waived if the intermediary through which you bought these shares has elected not to receive any up-front compensation from WISDI. This charge may be waived under certain other circumstances.

         (b)      Rule 12b-1 Fees

         The Fund has adopted a 12b-1 plan permitting it to pay a fee to finance the distribution of its shares. Wright Investors' Service Distributors, Inc. (WISDI), the principal underwriter and distributor of the fund's shares, receives a distribution fee of up to 0.75% of the average daily net assets of the Individual Share class and up to 0.25% of the Institutional Service Share class's average daily net assets.

         The Fund has also adopted a service plan. This plan allows WISDI to be reimbursed for payments to intermediaries for providing account administration and personal and account maintenance services to fund shareholders. The annual service fee may not exceed 0.25% of the average daily net assets of each class of shares.

         (c)      Multiple Class Structure

         The Fund has two classes of shares - Individual Shares and Institutional Service Shares. Individual Shares may be subject to a deferred sales charge of 1% on shares redeemed within one year of purchase and permit distribution fees and service fees up to 0.75% and 0.25% of average daily net assets, respectively. Institutional Service Shares permit a service fee of up to 0.25% of average daily net assets.

                                     PART B

Item 10. Cover Page and Table of Contents
         ---------------------------------
         Not applicable

Item 11. Fund History
         ---------------

         Registrant is a Massachusetts business trust organized in 1996. Registrant currently has one series, Catholic Values Investment Trust Equity Fund (the "Fund").

Item 12.  Description of the Fund and Its Investments and Risks
          -----------------------------------------------------

        (a) Registrant is an open-end diversified management investment company.

        (b) - (d) Investment Strategies and Risks, Fund Policies and Temporary Defensive Position

         The Fund will, through continuous supervision by Wright and the Catholic Advisory Board, pursue its objective by investing in a broadly diversified portfolio consisting primarily of equity securities of high-quality, well-established and profitable U.S. and non-U.S. companies that offer products or services and undertake activities that are consistent with the core teachings of the Catholic Church.

HOW INVESTMENTS ARE SELECTED

         Securities selected for the fund are drawn from investment lists prepared by Wright and known as The Approved Wright Investment List (the "AWIL") and The International Approved Wright Investment List (the "International AWIL"). Securities drawn from these Investment Lists will be reviewed for compliance with the core teachings of the Catholic Church by the Catholic Advisory Board, which is appointed by the Board of Trustees of the Trust (the "trustees") and is made up of prominent lay members of the Catholic Church.

         THE APPROVED WRIGHT INVESTMENT LISTS (AWIL AND INTERNATIONAL AWIL). Wright systematically reviews about 10,000 U.S. companies and about 14,000 non-U.S. companies in The Worldscope(R) database which it developed. This review first identifies those companies which meet the minimum standards of prudence (e.g. the value of the company's assets and shareholders' equity exceeds certain minimum standards) and thus are suitable for consideration by fiduciary investors. Companies meeting these requirements (about 5,500 companies) are considered by Wright to be suitable for prudent investment. They may be large or small, may have their securities traded on exchanges or over the counter and may include companies not currently paying dividends on their shares.

         These approximately 5,500 companies are then subjected to extensive analysis and evaluation in order to identify those which meet Wright's fundamental standards of Investment Quality. Only those companies which meet or exceed all of these standards (a subset of the 5,500 companies considered suitable for prudent investment) are eligible for selection by the Wright Investment Committee for inclusion in the Investment Lists.

         All companies on the Investment Lists are, in the opinion of Wright, soundly financed with established records of earnings profitability and equity growth. All have established investment acceptance and active liquid markets for their publicly owned shares. The companies on the Investment Lists will be referred to herein as "Blue Chips."

         THE CATHOLIC ADVISORY BOARD. The Catholic Advisory Board assures that the fund's investments are consistent with Catholic values. Each member of the Board is involved in various Catholic organizations and activities and is in contact with numerous Catholic institutions and Catholic clergy. Using the best publicly available information obtainable by Wright, the Catholic Advisory Board will identify those companies recommended by Wright whose products, services and/or activities are substantially consistent with core Catholic Church teachings. In addition, information received from shareholders, secondary materials, and general input from interested sources is consistently revised and evaluated. The result is continuous dialogue, continuous information input, continuous review, and thus continuous evaluation. It is believed that independent thinking and independent information support a fund that adheres to Catholic doctrine while balancing changes in the marketplace, changes in informational input, and changes in value systems. Thus, the Fund combines Catholic values with investment values.

         The Catholic Advisory Board will have sole discretion to determine which companies meet the fund's religious criteria. Wright will be solely responsible for evaluating the investment merits of the fund's portfolio holdings. When a company is found not to be in compliance with core Catholic teachings, Wright is asked to remove it from the portfolio. This policy may cause the Fund to dispose of a security at a time when it may be disadvantageous from an investment viewpoint to do so.

         As the Fund will consider for investment only securities which meet the fund's investment and religious criteria, the return on securities chosen may be lower than if the Fund considered only investment criteria when selecting investments. However, Wright does not expect there will be a material effect on the performance.

         PRIMARY INVESTMENTS. The Fund will, under normal market conditions, invest at least 80% of its net assets in equity securities of Blue Chip companies, including common stocks, preferred stocks, warrants and securities convertible into stock. As a matter of nonfundamental policy, it is expected that the Fund will normally be fully invested in equity securities. However, the Fund may invest up to 20% of its net assets in the short-term debt securities described under "Defensive and Certain Short-Term Investments." In addition, for temporary defensive purposes the Fund may hold cash or invest without limit in these short-term debt securities.

ADDITIONAL INVESTMENT POLICIES AND OTHER INFORMATION

         U.S. GOVERNMENT, AGENCY AND INSTRUMENTALITY SECURITIES.--U.S. Government securities in which the Fund may invest are short-term obligations issued by the Treasury and include bills, certificates of indebtedness, notes, and bonds. Agencies and instrumentalities of the U.S. Government are established under the authority of an act of Congress and include, but are not limited to, the Government National Mortgage Association ("GNMA"), the Tennessee Valley Authority, the Bank for Cooperatives, the Farmers Home Administration, Federal Home Loan Banks, Federal Intermediate Credit Banks, Federal Land Banks, and the Federal National Mortgage Association ("FNMA").

         The Fund has no current intention of investing in securities issued by GNMA or FNMA or in any other mortgage-backed securities.

         FOREIGN INVESTMENTS. The Fund may invest up to 30% of its total assets in equity securities of foreign companies that are on the International AWIL and that are traded on a securities market of the country in which the company is located or other foreign securities exchanges. In addition, the Fund may purchase securities in the form of American Depositary Receipts ("ADRs") or similar securities representing interests in an underlying foreign security. ADRs are not necessarily denominated in the same currency as the underlying foreign securities. If an ADR is not sponsored by the issuer of the underlying foreign security, the institution issuing the ADR may have reduced access to information about the issuer.

         Investments in foreign securities involve risks in addition to those associated with investments in the securities of U.S. issuers. These risks include less publicly available financial and other information about foreign companies; less rigorous securities regulation; the potential imposition of currency controls, foreign withholding and other taxes; and war, expropriation or other adverse governmental actions. Foreign equity markets may be less liquid than United States markets and may be subject to delays in the settlement of portfolio transactions. Brokerage commissions and other transaction costs in foreign markets tend to be higher than in the United States. The value of foreign securities denominated in a foreign currency will vary in accordance with changes in currency exchange rates, which can be volatile. In addition, the prices of unsponsored ADRs may be more volatile than if they were sponsored by the issuers of the underlying securities. These considerations generally are of greater concern in developing countries.

         REPURCHASE AGREEMENTS. Involve purchase of U.S. Government securities. At the same time the Fund purchases the security, it resells it to the vendor (a member bank of the Federal Reserve System or recognized securities dealer that meets Wright credit standards), and is obligated to redeliver the security to the vendor on an agreed-upon date in the future. The resale price exceeds the purchase price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford an opportunity for the Fund to earn a return on cash which is only temporarily available. The fund's risk is the ability of the vendor to pay an agreed-upon sum upon the delivery date. The Fund believes this risk is limited to the difference between the market value of the security and the repurchase price provided for in the repurchase agreement.

         Repurchase agreements must be fully collateralized at all times. In the event of a default or bankruptcy by a vendor under a repurchase agreement, the Fund will seek to liquidate such collateral. However, the exercise of the right to liquidate such collateral could involve certain costs, delays and restrictions and is not ultimately assured. To the extent that proceeds from any sale upon a default of the obligations to repurchase are less than the repurchase price, the Fund could suffer a loss.

         In all cases when entering into repurchase agreements with other than FDIC-insured depository institutions, the Fund will take physical possession of the underlying collateral security, or will receive written confirmation of the purchase of the collateral security and a custodial or safekeeping receipt from a third party under a written bailment for hire contract, or will be the recorded owner of the collateral security through the Federal Reserve Book-Entry System.

         Repurchase agreements are considered to be loans under the Investment Company Act of 1940.

         DEFENSIVE AND CERTAIN SHORT-TERM INVESTMENTS. Under normal market conditions up to 20% of the fund's net assets or, during periods of unusual market conditions, when Wright believes that investing for temporary defensive purposes in appropriate, all or any portion of the fund's assets may be held in cash, money market instruments or other short-term obligations. These include short-term obligations issued or guaranteed as to interest and principal by the U.S. Government or any agency or instrumentality thereof (including repurchase agreements collateralized by such securities).

         The Fund may invest in the following U.S. dollar denominated, high quality short-term obligations to the extent set forth above:

         Certificates of Deposit -- are certificates issued against funds deposited in a bank, are for a definite period of time, earn a specified rate of return, and are normally negotiable.

         Bankers' Acceptances -- are short-term credit instruments used to finance the import, export, transfer or storage of goods. They are termed "accepted" when a bank guarantees their payment at maturity.

         Commercial Paper -- refers to promissory notes issued by corporations in order to finance their short-term credit needs. Commercial paper acquired by the Fund must, at the date of investment, be rated A-1 by Standard & Poor's Ratings Group ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or, if not rated by such rating organizations, be deemed by the trustees to be of comparable quality.

         Finance Company Paper -- refers to promissory notes issued by finance companies in order to finance their short-term credit needs. Finance company paper must have the same ratings as commercial paper at the time of purchase. See "Commercial Paper" above.

         Corporate Obligations -- include bonds and notes issued by corporations and other entities in order to finance short-term credit needs. Corporate obligations and other debt instruments in which the Fund may invest must, at the date of investment, be rated AA or better by S&P or Aa or better by Moody's or, if not rated by such rating organizations, be deemed by the trustees to be of comparable quality.

         The Fund may invest in instruments and obligations of banks that have other relationships with the Fund, Wright or Eaton Vance. No preference will be shown towards investing in banks which have such relationships.

         (e) Not applicable

Item 13.  Management of the Fund

         (a)-(b)  Board of Directors and Management Information

FUND MANAGEMENT. The Trustees of the Trust are responsible for the overall management and supervision of the affairs of the Trust. The Trustees and principal officers of the Trust are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. The business address of each Trustee, officer and member of the Catholic Advisory Board is 255 State Street, Boston, Massachusetts 02109

Definitions:

"WISDI" means Wright Investors' Service Distributors, Inc., the principal underwriter of the Fund.
"Winthrop" means The Winthrop Corporation, a holding company which owns all of the shares of Wright and WISDI.

                                                                                             Number of
                                        Term                                                 Portfolios in
                           Position(s)  of Office                                            Fund Complex           Other
Name                       with the     and Length   Principal Occupation(s)                 Overseen           Directorships
and Age                    Trust        of Service*  During Past Five Years                  By Trustee              Held
--------------------------------------------------------------------------------------------------------------------------------

INTERESTED TRUSTEES

Peter M. Donovan**         President    President    Chairman and Chief Executive Officer and       9             Director of
Age   59                   and Trustee  and Trustee  Director of Wrigh and Winthrop; Chairman                    Wright and
                                        since        of the Investment Committee; Vice                             Winthrop
                                        Inception    President, Treasurer and a Director of WISDI;
                                                     President of 9 funds managed by Wright
----------------------------------------------------------------------------------------------------------------------------------

INDEPENDENT TRUSTEES

Dorcas R. Hardy            Trustee      Trustee      President, Dorcas R. Hardy & Associates         9              None
Age   56                                since        (a public policy and government relations
                                        December,    firm), Washington, DC; Director, The
                                        1998         Options Clearing Corporation, Chicago, and
                                                     First Coast Service Options, Jacksonville, FL;
                                                     former Commissioner of Social Security
------------------------------------------------------------------------------------------------------------------------------------

Leland Miles               Trustee      Trustee      President Emeritus, University of               9               None
Age   79                                since        Bridgeport (1987 to present); President
                                        Inception    Emeritus of the International Association
                                                     of University Presidents (1984 to present)
-----------------------------------------------------------------------------------------------------------------------------------

* Trustees and members of the Catholic  Advisory Board serve an indefinite term.
Officers are elected annually.

** Mr. Donovan is an interested person of the Trust because of his positions as President of the Trust, Chairman & Chief Executive Officer and Director of
Wright and Winthrop and Vice President, Treasurer and a Director of WISDI.

-----------------------------------------------------------------------------------------------------------------------------------

PRINCIPAL OFFICERS WHO ARE NOT TRUSTEES

H. Day Brigham, Jr      Vice President,  VicePresident,  Director of Wright and Winthrop since
Age   76                and Secretary    and Secretary   February 1997; Retired Vice President,
                                          since          Chairman of the Management Committee
                                          Inception      and Chief Legal Officer of Eaton Vance
                                                         Corp.; Vice President and Secretary of
                                                         9 funds managed by Wright
-----------------------------------------------------------------------------------------------------------------------------------

Judith R. Corchard      Vice President  Vice President   Executive Vice President, Investment
Age   64                                since            Management; Senior Investment
                                        Inception        Officer and Director of Wright and
                                                         Winthrop; Vice President of 9 funds
                                                         managed by Wright
-----------------------------------------------------------------------------------------------------------------------------------

A.M. Moody, III         Vice President  Vice President   Senior VicePresident of Wright and
Age   66                                since            Winthrop; President of WISDI; Vice
                                        Inception        President of 9 funds managed by Wright
-----------------------------------------------------------------------------------------------------------------------------------

James L. O'Connor          Treasurer    Treasurer        Vice President of Eaton Vance Management;
Age 57                                  since            Administrator for the Fund, Officer of 9 funds
                  `                                      Inception managed by Wright and 112  funds
                                                         managed  by Eaton Vance  Management and
                                                         its affiliates.
-----------------------------------------------------------------------------------------------------------------------------------

CATHOLIC ADVISORY BOARD

Thomas P. Melady           Chairman of  since        Former U.S. Ambassador to Burundi                1
Age 76                     Advisory     Inception    and to the Holy See, President Emeritus
                           Board                     of Sacred Heart University
-----------------------------------------------------------------------------------------------------------------------------------

Margaret M. Heckler                     since        Eight termCongresswoman from the                  1            Director,
Age 71                                  Inception    Massachusetts 10th District, former Secretary              Allied Irish Bank
                                                     of the Department of Health and Human
                                                     Services, former Ambassador to Ireland.
------------------------------------------------------------------------------------------------------------------------------------

Timothy J. May                          since        Senior Partner, Patton Bogs, L.L.P.               1
Age 70                                  May, 1998    (law firm)
-----------------------------------------------------------------------------------------------------------------------------------

Walter R. Miller                        since        Executive Director, Wright                        1          Executive
Age 67                                  June 2001                                                                 Director, Wright
------------------------------------------------------------------------------------------------------------------------------------

Alfred E. Smith IV                      since        Managing Director,Hunter Specialists, LLC.        1            Director,
Age 51                                  June 2001    (floor traders)                                             Mutual of America
------------------------------------------------------------------------------------------------------------------------------------

William A. Wilson                       since        Former (and first) U.S. Ambassador                1
Age 87                                  Inception    to the Holy See.
------------------------------------------------------------------------------------------------------------------------------------

        (c ) Share Ownership. The following table shows the dollar range of equity securities beneficially owned by each Trustee in the Fund and in all Wright Managed Funds overseen by the Trustee as of December 31, 2002.

                                            Dollar Range of                     Aggregate Dollar Range of Equities
                                            Equity Securities                   Securities Owned in All Registered Funds
Name of Trustee                             Owned in the Fund                   Overseen by Trustee in the Wright Fund Complex
-----------------------------------------------------------------------------------------------------------------------------------

Interested Trustees
   Peter M. Donovan                                 None                           over $100,000

Noninterested Trustees
   Dorcas R. Hardy                                  None                            $10,001-$50,000
   Leland Miles                                     None                            $10,001-$50,000

         (c) Compensation

         Each trustee who is not an employee of Wright, Winthrop, Eaton Vance, its parents or subsidiaries, receives annual compensation from the Trust. The trustees who are employees of Wright receive no compensation from the Trust. Non-affiliated trustees also receive additional payments from other investment companies for which Wright provides investment advisory services. The members of the Catholic Advisory Board, except for Walter R. Miller, who is an employee of Wright, are paid by the Fund. Each member receives a fee equal to $1,000 per meeting attended plus expenses. The Trust does not have a retirement plan for the Catholic Advisory Board members. The Trust does not have a retirement plan for the trustees.

                                                             COMPENSATION TABLE

                                                       For the Fund's fiscal year ended December 31, 2002
                               ---------------------------------------------------------------------------------------
                                  Aggregate             Pension or            Estimated            Total Compensation
                                  Compensation          Retirement            Annual Benefits      Paid from Fund and
                                  from the Fund        Benefits Accrued       Upon Retirement      Funds Complex(1)
-----------------------------------------------------------------------------------------------------------------------

H. Day Brigham, Jr.*                $3,000                None                  None                 $15,000
Dorcas R. Hardy                     $3,000                None                  None                 $15,000
Leland Miles                        $3,000                None                  None                 $15,000
Lloyd F. Pierce*                    $3,500                None                  None                 $17,500
Richard E. Taber*                   $3,000                None                  None                 $15,000
-----------------------------------------------------------------------------------------------------------------------

(1) As of December 31,  2002,  the Wright Fund  complex  consists of 9 funds.
  * Messrs. Brigham, Pierce and Taber resigned as Trustees effective December 19, 2002.

                                                       For the Fund's fiscal year ended December 31, 2002
                                        -----------------------------------------------------------------------------
                                        Aggregate Compensation       Pension or Retirement     Estimated Annual Benefits
Catholic Advisory Board Member          from the Fund                Benefits Accrued          Upon Retirement
-------------------------------------------------------------------------------------------------------------------

Thomas P. Melady                        $1,000                       None                      None
Margaret M. Heckler                     $1,000                       None                      None
Timothy J. May                          $1,000                       None                      None
Alfred E. Smith, IV                     $1,000                       None                      None
William A. Wilson                       $1,000                       None                      None
-------------------------------------------------------------------------------------------------------------------

(d)  Not applicable.

(e)  Code of Ethics

The investment adviser, the distributor and the Fund have adopted Codes of Ethics governing personal securities transactions. Under the Codes, employees of the investment adviser and its affiliates may purchase and sell securities subject to certain pre-clearance and reporting requirements and other procedures.

Item 14.  Control Persons and Principal Holders of Securities
          ---------------------------------------------------------
(a) - (c)

         As of April 1, 2003, the following shareholders were record holders of the following percentages of the outstanding shares of the Institutional Service Shares or Individual Shares of the Fund:

                                                                            Percent of Outstanding Shares Owned
                                                                 -------------------------------------------------------
                                                                  Institutional  Service Shares       Individual Shares

Fr Gabriel Richard High School                                                20.3%
Ann Arbor, MI 48103
------------------------------------------------------------------------------------------------------------------------

Archdiocese of New York                                                       19.9%
St. Rose's Settlement
New York, NY 10022
------------------------------------------------------------------------------------------------------------------------

Trustlynx & Co                                                                23.9%
Denver, CO 80217
-------------------------------------------------------------------------------------------------------------------------

FNB Nominee Co.                                                               7.0%
c/o 1st Commonwealth Trust
Indiana, PA 15701
--------------------------------------------------------------------------------------------------------------------------

Seraphic Mass Assoc                                                           11.6%
Mission Office
Pittsburg, PA  15201
--------------------------------------------------------------------------------------------------------------------------

Richard G. Bloomfield (IRA/RO)                                                                              6.1%
Investors Bank & Trust Company Cust.
Wyandatte, MI 48192
---------------------------------------------------------------------------------------------------------------------------

         As of April 1, 2003, to the knowledge of the Trust, no other person owned of record or beneficially 5% or more of the fund's outstanding Individual or Institutional Service Shares as of such date.

Item 15.  Investment Advisory and Other Services
          ----------------------------------------
(a) and (c)  Investment Adviser and Related Services

         The Trust has engaged Wright to act as the fund's investment adviser pursuant to an Investment Advisory Contract. Wright, acting under the general supervision of the Trust's trustees, furnishes the Fund with investment advice and management services, as described below. Winthrop is a holding company that owns all of the shares of Wright and WISDI. The Winthrop Corporation, which has been registered with the SEC as an investment advisor since 1961, is the parent company of Wright. The School for Ethical Education owns more than 25% but less than 50% of the shares of The Winthrop Corporation.

         Pursuant to the Investment Advisory Contract, Wright will carry out the investment and reinvestment of the assets of the Fund, will furnish continuously an investment program with respect to the Fund, will determine which securities should be purchased, sold or exchanged in consultation with the Catholic Advisory Board, and will implement such determinations. Wright will be solely responsible for evaluating the investment merits of the fund's portfolio investments. Wright will furnish to the Fund investment advice and management services, office space, equipment and clerical personnel, and investment advisory, statistical and research facilities. In addition, Wright has arranged for certain members of the Eaton Vance and Wright organizations to serve without salary as officers or trustees. In return for these services, the Fund is obligated to pay a monthly advisory fee calculated at the rates set forth in the fund's current Prospectus and an administration fee at the rate described below.

         The following table sets forth the net assets of the Fund at December 31, 2002 and the advisory fees paid by the Fund during the fiscal years ended December 31, 2002, 2001, and 2000.

Aggregate Net Assets   Advisory Fees Paid for the Fiscal Years Ended December 31
  as of 12/31/02            2002                  2001                  2000
-------------------------------------------------------------------------------

  $6,506,417             $63,031(1)            $105,034(2)          $218,378(3)

-------------------------------------------------------------------------------

(1) To reduce the net loss of the Fund, $109,500 of the Fund's expenses were allocated to the investment adviser and the adviser waived $526 of its fee. In addition, the investment adviser agreed to reimburse $1,286 and $1,498 of the Institutional Service share class and Individual share class expenses, respectively.

(2) To enhance the net income of the Fund, $115,100 of the Fund's expenses were allocated to the investment adviser. In addition, the investment advisor agreed to reimburse $5,670 of the individual share class expenses.

(3) To enhance the net income of the Fund, Wright made a reduction of its investment adviser fee by $17,920 for the year ended 12/31/00. In addition, $27,000 of expenses were allocated to the investment adviser for 2000.

         The Trust has engaged Eaton Vance to act as the fund's administrator pursuant to an Administration Agreement. For its services under the Administration Agreement, Eaton Vance receives monthly administration fees. For the fiscal year ended December 31, 2002 the effective annual rate was 0.07% of the fund's average net assets.

         For the fiscal years ended December 31, 2002, 2001, and 2000, respectively, the Fund paid administration fees of $5,883, $9,659, and $20,383 to Eaton Vance.

         (b) Principal Underwriter

Wright Investors' Service Distributors, Inc., 440 Wheelers Farms Road, Milford, CT 06460 is the principal underwriter for the Fund. Peter M. Donovan, who is President and a Trustee of the Trust is Chairman and CEO and a Director of the adviser and a Vice President, Treasurer and a Director of the principal underwriter. A. M. Moody, III, who is a Vice President of the Trust is a Senior Vice President of the adviser and President and a Director of the principal underwriter.

         (d) Service Agreements

         CUSTODIAN AND TRANSFER AGENT

         Investor Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, MA 02116, acts as custodian for the Fund. IBT has the custody of all cash and securities of the Fund, maintains the Fund's general ledgers and computes the daily net asset value per share. In such capacity it attends to details in connection with the sale, exchange, substitution, transfer or other dealings with the fund's investments, receives and disburses all funds and performs various other ministerial duties upon receipt of proper instructions from the Fund.

         Forum Shareholder Services, LLC, Two Portland Square, Portland, ME 04101 is the fund's transfer agent.

         INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP, 200 Berkeley Street, Boston, MA 02116-5022, is the fund's independent certified public accountant, providing audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the Securities and Exchange Commission.

         (e) and (f) Not applicable

         (g) Rule 12b-1 Plans

         The Fund has adopted a Distribution Plan as defined in Rule 12b-1 under the 1940 Act (the "Plan") with respect to its Individual Shares and its Institutional Service Shares. The Plan specifically authorizes the Fund to pay direct and indirect expenses incurred by any separate distributor or distributors under agreement with the Fund in activities primarily intended to result in the sale of its Individual Shares and Institutional Service Shares. The expenses of these activities will not exceed 0.75% per annum of the fund's average daily net assets attributable to Individual Shares and 0.25% per annum of the fund's average daily net assets attributable to Institutional Service Shares. Payments under the Plan are reflected as an expense in the fund's financial statements relating to the applicable class of shares.

         The Trust has entered into a distribution contract with the principal underwriter. This contract provides for WISDI to act as a separate distributor of the fund's shares.

         The Fund will pay per annum 0.75% of its average daily net assets attributable to Individual Shares and 0.25% of its average daily net assets attributable to Institutional Service Shares to WISDI for distribution activities on behalf of the Fund in connection with the sale of its Individual Shares and Institutional Service Shares, respectively. WISDI will provide on a quarterly basis documentation concerning the expenses of such activities. Documented expenses of the Fund will include compensation paid to and out-of-pocket disbursements of officers, employees or sales representatives of WISDI, including telephone costs, the printing of prospectuses and reports for other than existing shareholders, preparation and distribution of sales literature, advertising and interest or other financing charges. If the distribution payments to WISDI exceed its expenses, WISDI may realize a profit from these arrangements. Peter M. Donovan, President and a trustee of the Trust and Chairman, Chief Executive Officer and a Director of Wright and Winthrop, is Vice President, Treasurer and a Director of WISDI. A.M. Moody, III, Vice President and a trustee of the Trust and Senior Vice President of Wright and Winthrop, is President and a Director of WISDI.

         It is the opinion of the trustees and officers of the Trust that the following are not expenses primarily intended to result in the sale of Individual Shares or Institutional Service Shares issued by the Fund: fees and expenses of registering these shares under federal or state laws regulating the sale of securities; fees and expenses of registering the Trust as a broker-dealer or of registering an agent of the Trust under federal or state laws regulating the sale of securities; and fees and expenses of preparing and setting in type the Trust's registration statement under the Securities Act of 1933. Should such expenses be deemed by a court or agency having jurisdiction to be expenses primarily intended to result in the sale of these shares, they will be considered to be expenses contemplated by and included in the Plan, but not subject to the 0.75% or 0.25% per annum limitations described above.

         Under the Plan, the President or Vice President of the Trust will provide to the trustees for their review, and the trustees will review at least quarterly, a written report of the amounts expended under the Plan and the purposes for which such expenditures were made. From time to time, WISDI may enter into special arrangements with broker-dealers for assistance with its principal underwriting and distribution activities. WISDI has entered into such an arrangement with Talbot Financial Services, Inc. (Talbot), a registered broker-dealer. WISDI may compensate Talbot up to 0.25% of net assets upon the initial sale of shares, and up to 0.15% per year of net assets retained after one year. This compensation is payable by WISDI, and not the Fund. There is no additional cost to the Fund by this arrangement.

         The following table shows the fee payable to WISDI under the Plan and the amount of such fee actually paid by each class during the fiscal year ended December 31, 2002.

                                   Distribution       Distribution Expenses     Distribution        Distribution Expenses
                                     Expenses            Reduced by the           Expenses          Paid as a % of Fund's
Class                                Allowable        Principal Underwriter     Paid by Fund       Average Net Asset Value
-----------------------------------------------------------------------------------------------------------------------------

Individual Shares                    $25,380                $25,315                  $65                     0.00%
Institutional Service Shares          12,551                 12,521                   30                     0.00%

------------------------------------------------------------------------------------------------------------------------------

         For the fiscal year ended December 31, 2002, it is estimated that WISDI spent approximately the following amounts on behalf of the Catholic Values Investment Trust. WISDI spent more than it received.

                  Wright Investors' Service Distributors, Inc.
             Financial Summaries for the year ended December 31, 2002

                                           Printing & Mailing   Travel &         Commissions &    Administration
Class                      Promotional        Prospectuses     Entertainment      Service Fees        and Other        TOTAL
---------------------------------------------------------------------------------------------------------------------------------

Individual Shares            $14,550             $2,500         $ -               $ 5,000             $ -          $22,050
Institutional Service Shares     495                500           -                   500               -            1,495

---------------------------------------------------------------------------------------------------------------------------------

(h)      Not applicable

Item 16.  Brokerage Allocation and Other Practices
          -----------------------------------------
         Wright places the portfolio security transactions for the Fund, which in some cases may be effected in block transactions which include other accounts managed by Wright. Wright provides similar services directly for bank trust departments and other investment advisory accounts. Wright seeks to execute portfolio security transactions on the most favorable terms and in the most effective manner possible. In seeking best execution, Wright will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors, including without limitation the size and type of the transaction, the nature and character of the markets for the security, the confidentiality, speed and certainty of effective execution required for the transaction, the reputation, experience and financial condition of the broker-dealer and the value and quality of service rendered by the broker-dealer in other transactions, and the reasonableness of the brokerage commission or markup, if any.

         It is expected that on frequent occasions there will be many broker-dealer firms which will meet the foregoing criteria for a particular transaction. In selecting among such firms, the Fund may give consideration to those firms which supply brokerage and research services, quotations and statistical and other information to Wright for its use in servicing its advisory accounts. The Fund may include firms which purchase investment services from Wright. The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). Such services and information may be useful and of value to Wright in servicing all or less than all of its accounts and the services and information furnished by a particular firm may not necessarily be used in connection with the account which paid brokerage commissions to such firm. The advisory fee paid by the Fund to Wright is not reduced as a consequence of Wright's receipt of such services and information. While such services and information are not expected to reduce Wright's normal research activities and expenses, Wright would, through use of such services and information, avoid the additional expenses which would be incurred if it should attempt to develop comparable services and information through its own staff.

         For the fiscal years ended December 31, 2002,  2001, and 2000, the Fund
paid  aggregate  brokerage   commissions  of  $19,023,   $21,599,  and  $21,100,
respectively, on portfolio transactions.

         Subject to the requirement that Wright use its best efforts to seek to execute the fund's portfolio security transactions at advantageous prices and at reasonably competitive commission rates, Wright, as indicated above, is authorized to consider as a factor in the selection of any broker-dealer firm with whom the fund's portfolio orders may be placed the fact that such firm has sold or is selling shares of the Fund or of other investment companies sponsored by Wright. This policy is consistent with a rule of the National Association of Securities Dealers, Inc., which rule provides that no firm which is a member of the Association may favor or disfavor the distribution of shares of any particular investment company or group of investment companies on the basis of brokerage commissions received or expected by such firm from any source.

         Under the fund's Investment Advisory Contract, Wright has the authority to pay commissions on portfolio transactions for brokerage and research services exceeding that which other brokers or dealers might charge provided certain conditions are met. This authority will not be exercised, however, until the Prospectus or this Statement of Additional Information has been supplemented or amended to disclose the conditions under which Wright proposes to do so.

         The Investment Advisory Contract expressly recognizes the practices which are provided for in Section 28(e) of the Securities Exchange Act of 1934 by authorizing the selection of a broker or dealer which charges the Fund a commission which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if it is determined in good faith that such commission was reasonable in relation to the value of the brokerage and research services which have been provided.

Item 17.  Capital Stock and Other Securities
         ---------------------------------------
         (a)Unless otherwise defined herein, capitalized terms have the meaning given them in the Part A.

         The Trust is an open-end, management investment company organized as a Massachusetts business trust. The Trust was organized in 1996 and currently has one series (the Fund). The Fund currently has two classes of shares outstanding -- Individual Shares and Institutional Service Shares. The Fund is a diversified fund.

         The Trust's Declaration of Trust (the "Declaration of Trust") may be amended with the affirmative vote of a majority of the outstanding shares of the Trust or, if the interests of a particular class of shares of the Fund are affected, a majority of the outstanding shares of such class. The trustees are authorized to make amendments to the Declaration of Trust that do not have a material adverse effect on the interests of shareholders. The Trust may be terminated (i) upon the sale of the Trust's assets to another diversified open-end management investment company, if approved by the holders of two-thirds of the outstanding shares of the Trust, except that if the trustees recommend such sale of assets, the approval by the vote of a majority of the Trust's outstanding shares will be sufficient, or (ii) upon liquidation and distribution of the assets of the Trust, if approved by a majority of its trustees or by the vote of a majority of the Trust's outstanding shares. If not so terminated, the Trust may continue indefinitely.

         The Registrant may issue an unlimited number of fully paid and nonassessable transferable shares of beneficial interest (no par value per share) in one or more series (such as the Fund) or classes thereof. Each share of a series of the Fund shall represent a beneficial interest in the net assets of such series. Each holder of shares of a series or class thereof shall be entitled to receive his pro rate share of distributions of income and capital gains made with respect to such series or class Shareholders are entitled to one vote for each full share held. Fractional shares may be voted proportionately. In the event of the liquidation of a series or class thereof of the Trust, a shareholder of such series or class thereof shall be entitled to receive a pro rata share of the net assets of such series based on the net asset value of his shares.

         As permitted by Massachusetts law, there will normally be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees of the Trust holding office have been elected by shareholders. In such an event the Trustees then in office will call a shareholder's meeting for the election of Trustees. Except for the foregoing circumstances and unless removed by action of the shareholders in accordance with the Trust's By-Laws, the Trustees shall continue to hold office and may appoint successor Trustees.

         The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

         Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. Numerous investment companies registered under the 1940 Act have been formed as Massachusetts business trusts, and management is not aware of an instance where such liability has been imposed. The Trust's Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and provides for indemnification out of the property of the Fund of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. The risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations. The risk of any shareholder incurring any liability for the obligations of the Trust is extremely unlikely.

         (b) Not applicable

Item 18.  Purchase, Redemption and Pricing
          ----------------------------------
         (a) The Registrant does not offer shares of the Fund to new investors. See Item 7 for informaiton regarding redemptions and pricing of Fund shares.

Item 19.  Taxation of the Fund
         -----------------------
         The Fund has elected to be treated, has qualified and intends to qualify each year as a "regulated investment company" under Subchapter M of the Code so that it will not pay U.S. federal income tax on income and capital gains distributed to shareholders. If the Fund did not qualify as a regulated investment company, it would be treated as a U.S. corporation subject to U.S. federal income tax. Under the Code, the Fund will be subject to a nondeductible 4% federal excise tax on a portion of its undistributed ordinary income and capital gains if it fails to meet certain distribution requirements with respect to each calendar year. The Fund intends to make distributions in a timely manner and accordingly does not expect to be subject to the excise tax.

         In order to qualify as a regulated investment company under Subchapter M of the Code, the Fund must, among other things, derive at least 90% of its gross income for each taxable year from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gains from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies (the "90% income test") and satisfy annual distribution and quarterly diversification requirements. For purposes of the 90% income test, the character of income earned by certain entities in which the Fund invests that are not treated as corporations (e.g., partnerships or trusts) for U.S. federal income tax purposes will generally pass through to the Fund. Consequently, the Fund may be required to limit its equity investments in such entities that earn fee income, rental income or other nonqualifying income.

         Any dividend declared by the Fund as of a record date in October, November, or December and paid during the following January will be treated for U.S. federal income tax purposes as received by shareholders on December 31 of the calendar year in which it is declared.

         At the time of an investor's purchase of Fund shares, a portion of the purchase price may be attributable to realized or unrealized appreciation in the fund's portfolio or undistributed taxable income of the Fund. Consequently, subsequent distributions of the Fund with respect to these shares from such appreciation or income may be taxable to such investor even if the net asset value of the investor's shares is, as a result of the distributions, reduced below the investor's cost for such shares and the distributions economically represent a return of a portion of the investment.

         The Fund may be subject to withholding and other taxes imposed by foreign countries including taxes on interest, dividends and capital gains with respect to its investments in those countries, which would, if imposed, reduce the yield on or return from those investments. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes in some cases. The Fund does not expect to satisfy the requirements for passing through to its shareholders their pro rata shares of qualified foreign taxes paid by the Fund, with the result that the shareholders will not include such taxes in their gross incomes and will not be entitled to a tax deduction or credit for such taxes on their own tax returns. Section 988 of the Code may cause certain foreign exchange gains and losses realized by the Fund to be treated as ordinary income and losses and may affect the amount, timing and character of distributions to shareholders.

         If the Fund acquires any equity interest in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income, the Fund could be subject to U.S. federal income tax and additional interest charges on "excess distributions" received from such companies or on gain from the sale of stock of such companies, even if all income or gain actually received by the Fund is timely distributed to shareholders. The Fund would not be able to pass through to its shareholders any credit or deduction for such a tax. An election may generally be available that would ameliorate these adverse tax consequences, but any such election could require the Fund to recognize taxable income or gain (subject to tax distribution requirements) without the concurrent receipt of cash. These investments could also result in the treatment of associated capital gains as ordinary income. The Fund may limit and/or manage its holdings in such foreign companies to limit its tax liability or maximize its return from these investments.

         A portion of the fund's distributions of net investment income which are derived from dividends the Fund receives from U.S. corporations may qualify for the dividends-received deduction for corporations. The dividends-received deduction is reduced to the extent the shares with respect to which the dividends are received are treated as debt-financed under the Code and is eliminated if the shares are deemed to have been held for less than a minimum period, generally 46 days, which must be satisfied over a prescribed period immediately before or after the shares become ex-dividend. Receipt of distributions qualifying for the deduction may result in liability for the corporate alternative minimum tax and/or, for "extraordinary dividends," reduction of the tax basis (possibly requiring current recognition of income to the extent such basis would otherwise be reduced below zero) of the corporate shareholder's shares.

         Unless shareholders specify otherwise, all distributions will be automatically reinvested in additional full and fractional shares of the Fund. For U.S. federal income tax purposes, all dividends are taxable whether a shareholder takes them in cash or reinvests them in additional shares of the Fund. Dividends from investment company taxable income, which includes net investment income, net short-term capital gain in excess of net long-term capital loss and certain net foreign exchange gains, are taxable as ordinary income. Dividends from net long-term capital gain in excess of net short-term capital loss ("net capital gain"), if any, are taxable as long-term capital gains for U.S. federal income tax purposes without regard to the length of time the shareholder has held shares of the Fund. The U.S. federal income tax status of all distributions will be reported to shareholders annually.

         Effective for 2002, the Fund is eligible to make a federal tax election with respect to certain stocks and securities it owns and that it intends to continue to hold for more than five years. If the Fund makes such an election and holds such stock and securities for more than five years, the applicable federal capital gains rate would be reduced on the subsequent sale of the stock or securities by the Fund. Any such reduction in the capital gains rate would be passed on to the shareholders at that time. However, if the Fund makes such an election with respect to readily tradeable stock, it will be treated for U.S. federal income tax purposes as if it had sold and reacquired such stocks or securities on January 2, 2002. If the Fund makes such an election with respect to any other stock or securities, it will be treated for U.S. federal income tax purposes as if it had sold and reacquired such stock or securities on January 1, 2002. As a result, the Fund would be required to recognize any current capital gains (but not losses) on such stock or securities without the concurrent receipt of any proceeds which may cause the Fund to have difficulty satisfying its distribution requirements. The Fund will carefully consider these factors in determining whether to make any such election and will attempt to minimize the fund's tax liability and to maximize its return from these investments.

         For taxable year 2002, certain shareholders that are individuals or pass-through entities (but not corporate shareholders) who purchased fund shares prior to January 1, 2002 and who hold fund shares as capital assets may be eligible to make an irrevocable U.S. federal income tax election relating to certain fund shares that would reduce the applicable federal capital gains rate that would be applied to such shares on the future redemption or other disposition of the shares from 20% to 18%, provided that the shareholder does not redeem or otherwise dispose of such shares for more than five years from the effective date of the election. However, if a shareholder makes this election, the shareholder will be treated as if such shares were sold by the shareholder on January 2, 2001 for a selling price equal to the closing market price of such fund shares on such date and will be required to recognize any capital gains (but not losses) on such shares in taxable year 2002 (without receiving any additional proceeds from the Fund) at the current applicable federal capital gains rate. Electing shareholders will receive a new basis in such shares equal to the closing market price of such fund shares on January 2, 2002.

         Redemptions (including exchanges) and other dispositions of fund shares in transactions that are treated as a sale for U.S. federal income tax purposes will generally result in the recognition of taxable gain or loss by shareholders that are subject to tax. Shareholders should consult their own tax advisers with reference to their individual circumstances to determine whether any particular transaction involving fund shares is properly treated as a sale for U.S. federal income tax purposes, as this discussion assumes. Any loss realized upon the redemption, exchange or other sale of shares of the Fund with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any distributions of long-term capital gains designated as capital gain dividends with respect to such shares. All or a portion of a loss realized upon the redemption, exchange or other sale of fund shares may be disallowed under "wash sale" rules to the extent shares of the Fund are purchased (including shares acquired by means of reinvested dividends) within the period beginning 30 days before and ending 30 days after the date of such redemption, exchange or other sale.

         At December 31, 2002, the Fund, for federal income tax purposes, had a capital loss carryover of $2,701,484, which will reduce taxable income arising from future net realized gain on investments, if any, to the extent permitted by the Code, and thus will reduce the amount of the distribution to shareholders which would otherwise be necessary to relieve the Fund of any liability for federal income or excise tax. Pursuant to the Code, such capital loss carryover will expire as follows:

              December 31, 2007............................$164,205
              December 31. 2009..........................$1,562,545
              December 31, 2010............................$974,734

         The Fund may follow the accounting practice known as equalization, which could affect the amount, timing and character of its distributions to shareholders.

         Distributions made by the Fund will generally be subject to state and local income taxes. A state income (and possibly local income and/or intangible property) tax exemption may be available to the extent, if any, the fund's distributions are derived from interest on (or, in the case of intangible property taxes, the value of its assets is attributable to) certain U.S. Government obligations, provided in some states that certain thresholds for holdings of such obligations and/or reporting requirements are satisfied. The Fund does not intend to seek to meet any such thresholds or requirements.

         Federal law requires that the Fund withhold (as "backup withholding") 30% of reportable payments, including dividends, capital gains distributions and the proceeds of redemptions and exchanges or repurchases of fund shares, paid to shareholders who have not complied with IRS regulations. In order to avoid this withholding requirement, shareholders must certify on separate IRS Forms W-9, that the Social Security Number or other Taxpayer Identification Number they provide is their correct number and that they are not currently subject to backup withholding, or that they are exempt from backup withholding. The Fund may nevertheless be required to withhold if it receives notice from the IRS or a broker that the number provided is incorrect or backup withholding is applicable as a result of previous underreporting of interest or dividend income.

         The description of certain federal tax provisions above relates only to U.S. federal income tax consequences for shareholders who are U.S. persons, i.e., U.S. citizens or residents or U.S. corporations, partnerships, trusts or estates, and who are subject to U.S. federal income tax. This description does not address special tax rules that may be applicable to particular types of investors, such as IRAs and other retirement plan accounts, as well as financial institutions, insurance companies, securities dealers, or tax-exempt or tax deferred plans, accounts or entities. Investors other than U.S. persons may be subject to different U.S. tax treatment, including a nonresident alien U.S. withholding tax at the rate of 30% or at a lower treaty rate on amounts treated as ordinary dividends from the Fund and, unless an effective IRS Form W-8BEN, or other authorized withholding certificate is on file, backup withholding at the rate of 30% on certain other payments from the Fund. Investors should consult their own tax advisers on these matters and on state, local and other applicable tax laws.

Item 20.  Underwriters
         -------------
         Wright Investors' Service Distributors, Inc. is the Fund's underwriter. Shares of the Fund are not being offered to new investors.


Item 21.  Calculation of Performance Data
         ----------------------------------
         The average annual total return before deduction of taxes ("pre-tax return") of the Fund is determined for a particular period by calculating the actual dollar amount of investment return on a $1,000 investment in the Fund made at the maximum public offering price (i.e. net asset value) at the beginning of the period, and then calculating the annual compounded rate of return which would produce that amount. Total return for a period of one year is equal to the actual return of the Fund during that period. This calculation assumes that all dividends and distributions are reinvested at net asset value on the reinvestment dates during the period and that, with respect to Individual Shares, the CDSC is applied at the end of the period. Because each class of shares has its own fee structure and the Individual Shares class has a CDSC, the classes will have different performance results.

         Average annual total return after the deduction of taxes on distributions is calculated in the same manner as pre-tax return except the calculation assumes that any federal income taxes due on distributions are deducted from the distributions before they are reinvested. Average annual total return after the deduction of taxes on distributions and taxes on redemption also is calculated in the same manner as pre-tax return except the calculation assumes that (i) any federal income taxes due on the distributions are deducted from the distributions before they are reinvested and (ii) any federal income taxes due upon redemption are deducted at the end of the period. After-tax returns are based on the highest federal income tax rate in effect for individual taxpayers as of the time of each assumed distribution and redemption (taking into account their tax character) and do not reflect the impact of state and local taxes. In calculating after-tax returns, the net value of any federal income tax credits available to shareholders is applied to reduce federal income taxes payable on distributions at or near year-end and, to the extent the net value of such credits exceeds such distributions, is then assumed to be reinvested in additional fund shares at net asset value on the last day of the fiscal year in which the credit was generated, or, in the case of certain tax credits, on the date on which the year-end distribution is paid.

                 Average Annual Returns as of December 31, 2002

                                                    Life of the                                                         Life of the
                                            1 Year    Class(1)                                                  1 Year    Class(1)
-----------------------------------------------------------------------------------------------------------------------------------

Individual Shares                                                 Institutional Service Shares
   - Return before taxes                     -23.71%    -3.77%               - Return before taxes                 -23.37%    -3.29%
   - Return after taxes on distributions     -23.71%    -4.06%               - Return after taxes on distributions -23.37%    -3.61%
   - Return after taxes on distributions                                     - Return after taxes on distributions
      and sales of fund shares               -23.71%    -4.06%                  and sales of fund shares           -23.37%    -3.61%
-----------------------------------------------------------------------------------------------------------------------------------

(1) The investment results of Funds with less than 10 years are shown from the first month-end since the Fund's inception (May 1, 1997) for comparison with other averages. Past performance is not predictive of future performance.

         The yield of the Fund is computed by dividing its net investment income per share earned during a recent 30-day period by the maximum offering price (i.e. net asset value) per share on the last day of the period and annualizing the resulting figure. Net investment income per share is equal to the fund's dividends and interest earned during the period, with the resulting number being divided by the average daily number of shares outstanding and entitled to receive dividends during the period.

         The fund's yield is calculated according to the following formula:
                                    6
         Yield  =  2  [ ( a-b  +  1)  - 1 ]
                          cd

         Where:

         a = dividends and interest earned during the period.
         b = expenses accrued for the period (after reductions).
         c = the average daily number of shares outstanding during the period.
         d = the maximum offering price per share on the last day of the period.

         Yield and effective yield will be based on historical earnings and are not intended to indicate future performance. Yield and effective yield will vary based on changes in market conditions and the level of expenses. The fund's yield or total return may be compared to the Consumer Price Index and various domestic securities indices. The fund's yield or total return and comparisons with these indices may be used in advertisements and in information furnished to present or prospective shareholders.

Item 22.  Financial Statements
          ---------------------
Registrant incorporates by reference the audited financial information for the Fund contained in the Fund's shareholder report for the fiscal year ended December 31, 2002 as previously filed electronically with the SEC in an N-30D filing made on February 24, 2003 pursuant to Section 30(b) (2) of the Investment Act of 1940) (Accession No. 0000715165-03-000003).

                                     PART C

                                OTHER INFORMATION

Item 23.  Exhibits (with inapplicable items omitted)

         (a) (1) Declaration of Trust dated November 25, 1996 filed as Exhibit (1) to the Registration Statement filed on December 2, 1996 and incorporated herein by reference.
              (2) Amendment  dated February 24, 1997 to the Declaration of Trust filed as Exhibit (1)(b) to Post-Effective Amendment No. 2 filed on September 10, 1997 and incorporated herein by reference.
              (3) Amended  Establishment  and  Designation of Series and Classes
                  dated March 22, 2001, filed as Exhibit (a)(3) to Post-Effective Amendment No. 7 filed on April 26, 2001 and incorporated herein by reference.

         (b) By-Laws filed as Exhibit (2) to Pre-Effective Amendment No. 1 filed on February 24, 1997 and incorporated herein by reference.

         (d) (1) Investment Advisory Contract with Wright Investors' Service, Inc. dated September 23, 1998 filed as Exhibit (d)(1) to Post-Effective Amendment No. 4 on February 24, 1999 and incorporated herein by reference.
              (2) Amended and Restated Administration Agreement with Eaton Vance
                  Management dated February 1, 1998 filed as Exhibit (5)(b) to Post-Effective Amendment No. 24 filed April 30, 1998 and incorporated herein by reference.

         (g) (1)  Master   Custodian   Agreement   between  Wright  Managed
                  Investment Funds and Investors Bank & Trust Company adopted March 10, 1997 filed as Exhibit (8) to Post-Effective Amendment No. 2 filed on September 10, 1997 and incorporated herein by reference.
              (2) Amendment  dated  September  24,  1997  to  Master   Custodian
                  Agreement filed as Exhibit (g)(2) to Post-Effective Amendment No. 4 on February 24, 1999 and incorporated herein by reference.
              (3) Extension  Agreement  dated January 9, 2001 to the Master
                  Custodian Agreement with Investors Bank & Trust Company filed as Exhibit (g)(4) to Post-Effective Amendment No. 28 of The Wright Managed Equity Trust (File Nos. 2-78047, 811-3489) filed with the Commission on February 28, 2001
                 (Accession No.  000075165-01-000003) and incorporated herein by reference.
              (4) Delegation Agreement with Investors Bank & Trust Company dated
                  December 7, 2000 pursuant to Rules 17f-5 and 17f-7 filed as Exhibit (g)(4) to Post-Effective Amendment No. 7 filed on April 26, 2001 and incorporated herein by reference.

         (h) (1) Transfer Agency and Services Agreement dated June 14, 2002 between the Registrant and Forum Shareholder Services, LLC, filed as Exhibit (h) to Post-Effective Amendment No. 8 on April 26, 2002 and incorporated herein by reference.

              (2) Agreement and Plan of Reorganization, dated as of March 13,
                  2003 between the Registrant and The Catholic Fund, Inc. filed herewith.

         (l)  Share Purchase  Agreement  dated January 31, 1997 filed as Exhibit
              (13) to Pre-Effective Amendment No.1 filed on February 24, 1997 and incorporated herein by reference.

         (m) (1) Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 dated March 10, 1997 filed as Exhibit (15)(a) to Post-Effective Amendment No. 2 filed on September 10, 1997 and incorporated herein by reference.
              (2) Service Plan dated March 10, 1997 filed as Exhibit  (15)(b) to
                  Post-Effective Amendment No. 2 filed on September 10, 1997 and incorporated herein by reference.

         (n) Amended Multiple Class Plan pursuant to Rule 18f-3 dated March 22, 2001 filed as Exhibit (o) to Post-Effective Amendment No. 7 filed on April 26, 2001 and incorporated herein by reference.

         (p) Codes of Ethics filed as Exhibit (q) to Post-Effective Amendment No. 6 on April 27, 2000 and incorporated herein by reference.

         (q)  Power of Attorney dated December 19, 2002, filed herewith.
..


Item 24. Persons Controlled by or under Common Control with Registrant

         Not Applicable.



Item 25. Indemnification

         The  Registrant's   By-Laws  filed  as  Exhibit  (2)  to  Pre-Effective
Amendment No. 1 contain provisions limiting the liability, and providing for indemnification, of the Trustees and officers under certain circumstances.

         The Registrant's Trustees and officers are insured under a standard investment company errors and omissions insurance policy covering loss incurred by reasons of negligent errors and omissions committed in their capacities as such.

Item 26. Business and Other Connections of Investment Adviser

         Reference is made to the information set forth under the captions "Officers and Trustees" and "Investment Advisory and Administrative Services" in the Statement of Additional Information, which information is incorporated herein by reference.

Item 27. Principal Underwriter

         (a) Wright Investors' Service Distributors, Inc. (a wholly-owned subsidiary of The Winthrop Corporation) acts as principal underwriter for each of the investment companies named below.

                        Catholic Values Investment Trust
                         The Wright Managed Equity Trust
                         The Wright Managed Income Trust

(b)                  (1)                                     (2)                                    (3)
             Name and Principal                    Positions and Officers                  Positions and Offices
              Business Address                   with Principal Underwriter                   with Registrant
----------------------------------------------------------------------------------------------------------------------------

              A. M. Moody III*                            President                     Vice President and Trustee
              Peter M. Donovan*                 Vice President and Treasurer               President and Trustee
              Vincent M. Simko*                 Vice President and Secretary                       None

-----------------------------------------------------------------------------------------------------------------------------
                                        * Address is 440 Wheelers Farms Road, Milford, CT 06460

(c)      Not Applicable.


Item 28.  Location of Accounts and Records

         All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the possession and custody of the registrant's custodian, Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, and its transfer agent, Forum Shareholder Services, LLC, Two Portland Square, Portland, ME 04101, with the exception of certain corporate documents and portfolio trading documents which are either in the possession and custody of the Registrant's administrator, Eaton Vance Management, 255 State Street, Boston, MA 02109 or of the investment adviser, Wright Investors' Service, Inc., 440 Wheelers Farms Road, Milford, CT 06460. Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Registrant's administrator, Eaton Vance Management, or of the investment adviser, Wright Investors' Service, Inc.

Item 29.  Management Services

Not Applicable.



Item 30.  Undertakings

None

                                    SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Milford and State of Connecticut, on the 25th day of April, 2003.

                        CATHOLIC VALUES INVESTMENT TRUST

                             By: /s/Peter M. Donovan
                                ----------------------
                               Peter M. Donovan, President

                                  EXHIBIT INDEX

         Exhibit No.       Description
-------------------------------------------------------------------------------

        (h)(2) Agreement and Plan of Reorganization, dated as of March 13, 2003

        (q)    Power of Attorney dated December 19, 2002